DIRECTOR'S AGREEMENT TO
CASH OUT AND CANCEL STOCK OPTIONS ("AGREEMENT")

      Pursuant to this Agreement made and effective this 28th day of February, 1995, between United Stationers Inc.
("Company")
and the undersigned director ("Director"), the Company and the Director agree as follows:

1. The Director agrees not to exercise any stock option granted under the United Stationers Inc. Directors' Stock Option Plan ("Stock Option Plan") while this Agreement is in effect and any attempt by the Director to exercise any such stock option while this Agreement is in effect shall be void.

2.    Upon  the  occurrence of a merger between the  Company
and
Associated Holdings, Inc. or one of its affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) ("Merger"), the Director shall be entitled to and the Company shall pay to the Director, with respect to each stock option grant, an amount equal to the product of (A) the excess, if any, of $15.50 per share (or such greater amount as shall be offered to stockholders pursuant to the Tender Offer from Associated Holdings, Inc.) over the option price of a share of the Common Stock of the Company ("Share") pursuant to the
terms of the grant, multiplied by   (B) the number of Shares to
which the grant pertains.

3. The amount determined under paragraph 2 shall be payable by the Company on the third (3rd) business day following the date on which the Merger occurs, without any reduction for brokerage commissions or any other expense. Upon the receipt of such payment, all stock options granted under the Stock Option Plan shall be cancelled and the Director hereby waives and releases all rights Director may have against the Company under the Stock Option Plan.

4. The Director shall be responsible for any federal, state, city or other taxes imposed with respect to any payment made pursuant to this Agreement.

5.   This Agreement shall be in effect until June 30, 1995.

6. This Agreement shall be binding upon and inure to the benefit of the Director and the Company and their respective heirs, personal representatives and permitted assigns.

7. This Agreement constitutes the entire agreement between the parties hereto and contains all the agreements between such parties with respect to the subject matter hereof. No change or modification of or any waiver of the provisions of this Agreement shall be valid unless the same shall be in writing and signed by the Director and an authorized representative of the Company other than the Director.

8. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.


                                   United Stationers Inc.
                                   By:
Director                                Vice President,
Secretary
and
                                        General Counsel

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